Exhibit 19 INSIDER TRADING POLICY Argo Group International Holdings, Inc. (the “Company”) As adopted by the Board of Directors, effective August 2, 2023 General Policy In the course of their involvement with the Company, our employees, officers, and directors (collectively referred to herein as “Insiders”) may frequently come into possession of confidential and highly sensitive information concerning the Company and its business activities. Much of this information has the potential to affect the market price of the Company’s securities. The United States federal securities laws and regulations prohibit the purchase or sale of a security by an Insider at a time when he or she possesses material nonpublic information (as defined below) concerning the Company or the market for the Company’s securities. Accordingly, it is the policy of the Company that for so long as an Insider has material nonpublic information relating to the Company, the Insider may not trade in Company securities nor may the Insider pass that information on to others. Passing nonpublic information on to a third party, or “tipping”, is also prohibited. To avoid potential liability under this policy or the federal securities laws, an Insider must not trade in Company securities at a time when such Insider is aware of any material nonpublic information about the Company, regardless of how that information was obtained. The Insider also must not permit any member of his or her family or anyone acting on his or her behalf and certain entities, as described below under “Transactions and Tipping by Family Members and Certain Entities”, to trade in such securities at a time when such Insider is aware of any material nonpublic information about the Company. Furthermore, if an Insider becomes aware of material nonpublic information about another company through the course of his or her activities at the Company, such Insider must not trade in securities of that other company at a time when such Insider is aware of such material nonpublic information. The restrictions set forth in this policy also apply to the Company’s agents, consultants and contractors. Insiders who are no longer employed by, or associated with, the Company may not trade in the Company’s securities while in possession of any material nonpublic information relating to the Company. If you are in possession of material nonpublic information relating to the Company at the time you separate from the Company, you may not trade in Company securities until that information has become public or is no longer material. Questions or concerns on whether any continuing nonpublic information remains material should be directed to the General Counsel. Transactions that may be necessary or justifiable for independent reasons, such as to avoid financial hardship, are no exception. Insiders should avoid even the appearance of any improper transactions to preserve our reputation for adhering to the highest standards of conduct.

Page 2 of 11 Insider Trading Policy Insider trading is unlawful and could result in civil and/or criminal liability and penalties including substantial fines and imprisonment. Violation of this policy will result in disciplinary action, which may include termination of employment or other relationship with the Company. Material Information Material information is any information that a reasonable investor would consider important in a decision to buy, hold or sell securities  in short, any information which could reasonably affect the price of the securities, whether positive or negative. The following types of information ordinarily would be considered “material”. This list is intended to be illustrative only and is not an exhaustive list of “material” information.  Financial performance, especially quarterly and year-end earnings (and earnings guidance and other projections), and significant changes in financial performance or liquidity.  Corporate acquisitions, dispositions or other business combinations.  Changes in corporate strategy or objectives.  Take-over bids or bids to buy back common stock of the Company (including tender offers).  Changes in share ownership that may affect control of the Company.  Changes in directors or senior management.  Significant changes in reserve levels or practices.  Public or private issuance of additional securities/debt offerings.  Changes in capital structure (including share splits and share repurchases).  Significant capital expenditures.  Significant financing transactions or borrowings, such as a significant drawdown on a credit facility.  Events of default under financings or other agreements.  Actual or threatened major litigation or the resolution of such litigation.  Significant internal or external investigations, including governmental or other regulatory investigations.  Significant changes in operating or financial circumstances, such as cash-flow changes, liquidity changes, investment asset impairments, or expansion or curtailment of operations.

Page 3 of 11 Insider Trading Policy  The declaration of dividends other than in the ordinary course or a change in the dividend policy of the Company.  Company projections.  Significant pricing changes.  Significant changes in lines of business, including significant new services or new ventures with other insurance or reinsurance companies.  Significant labor disputes or significant hiring freezes.  Change in the auditor or a significant notification from an auditor.  Impending bankruptcy.  Significant cybersecurity incidents or risks, including vulnerabilities and breaches.  Deficiencies or related developments with respect to the Company’s trading market. Identifying whether information is material can sometimes be difficult. As a practical matter, materiality is often evaluated by enforcement authorities after the fact with the benefit of hindsight, when the effect of the information on the market can be quantified. Although an Insider may be aware of information that he or she does not consider to be material, enforcement authorities may conclude that such information was material. Therefore, trading in a company’s securities based on such information can be risky. When in doubt, consider the information to be material or seek further guidance from the General Counsel. Nonpublic Information Nonpublic information, whether or not material, is any information that has not been disclosed generally to the marketplace. Information about the Company that is not yet in general circulation by one or more of the following methods should be considered nonpublic:  By press release.  By public filing with the Securities and Exchange Commission (the “SEC”).  By discussion on a publicly-accessible conference call for which adequate notice to the public was given.  By another method reasonably expected to effect a broad and non-exclusionary distribution of information to the public, such as via posting on the Company’s website. All information an Insider learns about the Company or its business plans in connection with the Insider’s position or employment is potentially “insider” information until publicly disclosed by the Company. All such information should be treated as confidential and proprietary to the Company, and may not be disclosed to others who do not need to know it for legitimate business

Page 4 of 11 Insider Trading Policy reasons. If this nonpublic information is also “material”, Insiders are required by law and this Insider Trading Policy to refrain from trading and from passing the information on to others. Public Information It is also improper for an Insider to enter a trade immediately after the Company has made a public announcement of material information, including earnings releases. Because the Company’s shareholders and the investing public should be afforded the time to receive the information and act upon it, as a general rule Insiders should not engage in any transactions until two full trading days after the information has been released and only during an open trading window period. Trading and Transactions The terms “trading” and “transaction” with respect to securities include, among other things:  Purchases and sales of securities in public markets.  Sales of securities obtained through the exercise of employee stock options, including cashless exercises.  Hedging transactions, including transactions involving prepaid variable forward contracts, equity swaps, collars and exchange funds.  Pledging transactions, including using securities to secure a loan.  Short sales of securities. Twenty-Twenty Hindsight Remember, if securities transactions become the subject of scrutiny, they will be viewed after-the- fact with the benefit of hindsight. As a result, before engaging in any transaction, Insiders should carefully consider how others, such as regulators or the media, might view the transaction in hindsight. Transactions and Tipping by Family Members and Certain Entities The restrictions set forth in this policy as to trading while in possession of material nonpublic information and tipping apply to family members, other individuals living in an Insider’s household and other children who are minors or dependents, as well as family members whose transactions in Company securities are directed by the Insider and/or are subject to the Insider’s influence or control. These restrictions also apply to any entity over which an Insider or such other persons exercise or share investment control and entities over which an Insider or such other persons have influence (such as a partnership or family trust). Insiders are responsible for the compliance of their family members and personal household with this Insider Trading Policy. Gifts as Transactions Gifts of securities may include gifts to trusts for estate planning purposes, as well as donations to a charitable organization. Whether a gift of securities is a transaction that should be avoided while

Page 5 of 11 Insider Trading Policy the person making the gift is aware of material nonpublic information may depend on various circumstances surrounding the gift. Accordingly, you are encouraged to consult the General Counsel when contemplating a gift, and directors and officers are required to obtain pre-clearance of the gift. Additional Prohibited Transactions The Company has prohibited certain transactions that are improper and inappropriate for Insiders to engage in: Prohibition on Tipping Information to Others Regardless of whether or not the nonpublic information is proprietary information about the Company or information that could have an impact on the Company’s share price, Insiders must not disclose such information to others (either explicitly or by way of generally advising others to buy or sell Company securities while in possession of such information). In the course of performing work for the Company, an Insider may communicate material nonpublic information to others on a “need to know” basis upon express commitment from the other person that they will respect its confidentiality and as authorized by the Company’s General Counsel. Insiders must not share material nonpublic information with persons who do not have a legitimate business reason to know the information. Prohibition on Short Sales An Insider is prohibited from selling any Company equity securities that he or she does not own (“a short sale”). In order to avoid a “deemed short sale” of Company equity securities owned, Insiders are required to deliver any sold Company equity securities within 20 days after the sale or to deposit the securities in the mail within five days after such sale. “Company equity securities” shall include the Company’s common stock, voting preferred stock and options and other securities exercisable for, or convertible into, settled in, or measured by reference to, any other equity security of the Company determined on an as-exercised and as-converted basis. Prohibition on Hedging An Insider is prohibited from engaging in other hedging transactions involving Company equity securities (whether or not it is a derivative transaction). For purposes of this prohibition, “hedging” refers to any strategy to offset or reduce the risk of price fluctuations in Company equity securities or to protect, in whole or in part, against declines in the value of Company equity securities. The prohibition on hedging applies to all transactions in derivative securities based on Company equity securities, including exchange funds, exchange-traded options, such as puts, calls, swaps, caps, floors, prepaid variable forward contracts, and collar arrangements. Prohibition on Pledging Officers and directors of the Company are further prohibited from directly or indirectly pledging the Company’s equity securities. For purposes of this prohibition, “pledging” includes the

Page 6 of 11 Insider Trading Policy intentional creation of any form of pledge, security interest, deposit, lien or other hypothecation, including the holding of Company equity securities in a margin account or pledging such securities as collateral for a loan, in any such case that entitles a third-party to foreclose against, or otherwise sell, any equity securities, whether with or without notice, consent, default or otherwise, but does not include involuntary imposition of liens, such as tax liens or liens arising from legal proceedings. Prohibition on Buying or Selling Puts or Calls The only equity securities of the Company that may be purchased or sold are Company common and preferred stock. The purchase or sale of options of any kind, whether puts or calls, is not permitted. A put is a right to sell at a specified price a specific number of shares by a certain date and is utilized in anticipation of a decline in the share price. A call is a right to buy at a specified price a specified number of shares by a certain date and is utilized in anticipation of a rise in the share price. Trading Windows Due to the sensitive nature of the Company’s earnings information, Insiders may not purchase or sell securities of the Company during the period beginning at the close of business on the fifteenth day of the last month of each calendar quarter (i.e., March 15, June 15, September 15, and December 15) or if the fifteenth day of such month falls on a day which is not a normal business day, then the next business day, and ending two full trading days after the publication by the Company of its earnings release for such calendar quarter. The final determination of whether to approve a request for clearance to trade shall be made by the Company’s General Counsel and communicated in writing to the requesting Insider. For example:  If a press release is issued after New York Stock Exchange (“NYSE”) market-open on a Tuesday, Insiders may not trade until Friday (assuming no intervening holidays during that week when the market is closed).  If a press release is issued after NYSE market-close on a Friday, Insiders may not trade until the following Wednesday (assuming the market is open on Monday and Tuesday). Even if a trading window is open, an Insider may only trade if he or she is not aware of material nonpublic information. In addition, no officer or director of the Company or any of its subsidiaries shall purchase or sell securities of the Company at any time, except after written approval to trade (“preclearance”) has been obtained in advance from the Company’s General Counsel. The requirement of clearing all trades with the General Counsel is meant to ensure that trading does not occur at a time when material nonpublic information exists and to ensure accurate and timely disclosure of trades, to the extent required. In considering whether to grant approval to trade, the General Counsel may consult with the Company’s other officers to determine whether material nonpublic information exists regarding developments within the Company at that time.

Page 7 of 11 Insider Trading Policy Preclearance of a proposed transaction is effective from the time the General Counsel grants the preclearance through the end of the second full trading day following the grant of preclearance, unless a different period is specified in the preclearance from the General Counsel. If the transaction order is not executed within that time period, preclearance for the transaction must be requested again. A response from the General Counsel that a preclearance request has been denied must be kept confidential. Preclearance of a transaction does not constitute a recommendation by the Company or any of its employees or agents that the person seeking preclearance should engage in the proposed transaction. Even if a proposed transaction receives preclearance, if the person seeking preclearance becomes aware of material nonpublic information concerning the Company before the transaction is executed, the transaction must not be completed. Notwithstanding the foregoing, written preclearance is not required for standing orders to purchase common stock of the Company under the Company’s Employee Share Purchase Plan or the execution of regular purchases or sales of common stock pursuant to a written plan filed with the General Counsel that sets forth a specific date and number of shares to be purchased or sold (see discussion of 10b5-1 Trading Plans below). However, the creation of a standing order under the Company’s Employee Share Purchase Plan, the creation of a written plan, or any change in such standing orders or written plan, will be considered a transaction in securities of the Company requiring written preclearance pursuant to this policy. No Trading During, or Disclosures of, Additional Blackout Periods No Insider may trade in Company securities during any special blackout periods designated by the Company. Insiders are also prohibited from disclosing to any other outside party the existence of any such special blackout periods. No Obligation to Approve Trades The Company is not obligated in any way to approve any trades requested by an Insider. The Company may reject any trading requests at its sole discretion. Prompt Reporting of Trades By Directors, Executive Officers and Subsidiary Executive Officers All directors, executive officers and subsidiary executive officers are required to submit to the General Counsel a copy of any trade order or confirmation relating to the purchase or sale of Company securities within one business day of any such transaction, including but not limited to transactions pursuant to a 10b5-1 Trading Plan. This information is necessary to enable the Company to monitor trading by directors, executive officers and subsidiary executive officers and ensure that all such trades are properly reported to the SEC. Exceptions to the Trading Restrictions in this Policy Certain Exercises of Stock Option/Stock Appreciation Rights The trading restrictions in this policy, including no trading outside of trading windows and preclearance requirements, do not apply to the exercise of stock options or stock appreciation rights

Page 8 of 11 Insider Trading Policy granted by the Company, as long as the underlying Company securities received upon such exercise are not sold (whether to fund the exercise, pay taxes or otherwise). For the avoidance of doubt, the trading prohibitions in this policy apply to cashless exercises of stock options and to subsequent sales of Company securities received upon the exercise of options in which the proceeds are used to fund the related taxes. Policy on 10b5-1 Trading Plans The SEC permits trades to be executed even if the person trading is aware of material nonpublic information if the trade is executed pursuant to a written trading plan that meets the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934 (the “Exchange Act”) (a “10b5-1 Trading Plan”). Generally, such plans must be established in good faith at a time when the Insider is not aware of material nonpublic information and would otherwise be permitted to trade in the issuer’s securities. In general, a 10b5-1 Trading Plan must provide that once the plan is adopted, the Insider can no longer exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the dates of any trades. Furthermore, the 10b5-1 Trading Plan must either specify the amount, pricing and timing of transactions in advance or delegate discretion on these matters to an independent third party, such as a broker, who then makes trading decisions without further input from the Insider. The following requirements apply to all 10b5-1 Trading Plans:  Prior Approval. Only certain Insiders are permitted to implement 10b5-1 Trading Plans (generally limited to directors and senior Company officers who are subject to more stringent public reporting requirements under Section 16 of the Exchange Act). Insiders may implement a 10b5-1 Trading Plan only if approved by the General Counsel. In addition, prior approval is required for any amendment or early termination of an effective 10b5-1 Trading Plan.  Entry into a Plan. Insiders may enter into a 10b5-1 Trading Plan only at a time when he or she is not in possession of material nonpublic information regarding the Company or its securities and, if subject to blackout periods, when a blackout period is not in effect. Each 10b5-1 Trading Plan must include a representation that, as of the date of adoption of the plan, the individual is not aware of any material nonpublic information about the Company or its securities, and that the plan is being adopted in good faith and not as a part of a plan or scheme to evade the prohibitions of Rule 10b5-1.]  Waiting Period. The waiting periods from the time a 10b5-1 Trading Plan is adopted until the time of the first trade under the plan must comply with requirements of Rule 10b5-1. Under Rule 10b5-1, plans established by directors and officers subject to Section 16 of the Exchange Act (collectively, “Section 16 Insider”) must include a waiting period consisting of the later of (i) 90 days after the adoption of the plan, or (ii) the period ending two business days following the disclosure of the Company’s financial results in a Form 10-Q or Form 10-K for the completed fiscal quarter in which the plan was adopted that discloses the Company’s financial results (but in any event, this waiting period is subject to a maximum of 120 days after adoption of the plan). For all other individuals, the waiting period must be at least 30 days from adoption of the plan.

Page 9 of 11 Insider Trading Policy  Duration. Directors and employees are encouraged to design plans with clear instructions that contemplate spreading smaller trades over a longer period of time as opposed to a small number of large trades.  Multiple Plans. Generally speaking, an individual entering into a 10b5-1 Trading Plan may have only one 10b5-1 Trading Plan in place at any time. An exception to this restriction applies for certain separate plans with different brokers that would be treated as a single “plan” such as when a person holds Company securities in multiple brokerage accounts. Additionally, an individual may enter into one later-commencing plan so that the waiting period of the later plan can begin to run while an existing plan is in place, provided that the individual does not early terminate the first plan, in which case a full waiting period from the time of such termination must occur. Lastly, individuals may have an additional plan providing only for eligible sell-to-cover transactions, where the plan provides for sales of securities as are necessary to satisfy tax withholding obligations arising exclusively from the vesting of a compensatory stock award.  Single Transaction. Rule 10b5-1 prohibits more than one plan in any 12-month period that is designed to effect a single transaction. Single transaction plans are generally discouraged.  Trading Suspension. The 10b5-1 Trading Plan must permit the Company to suspend trading under the 10b5-1 Trading Plan for any individual who holds shares subject to an underwriting lockup for the duration of such lockup.  Amendments. Amendments to 10b5-1 Trading Plans will be permitted only at a time when: (i) the individual is not in possession of material nonpublic information and (ii) a blackout period is not in effect. Furthermore, any amendment relating to the amount, price or timing of the purchase or sale of securities will be subject to the same waiting periods as would be applicable to a new plan, as described above.  Termination. A 10b5-1 Trading Plan may be terminated at any time upon notification to the General Counsel. However, terminating a 10b5-1 Trading Plan is strongly discouraged because it may call into question whether the plan was entered into and operated in good faith and not as part of a plan or scheme to evade the insider trading rules, which could affect the availability of the Rule 10b5-1 affirmative defense.  Outside Trades. Adoption of a 10b5-1 Trading Plan does not preclude trading outside of the plan that otherwise is in accordance with this Insider Trading Policy. However, directors and employees should be cognizant of the fact that the Rule 10b5-1 affirmative defense will not apply to such trades outside a 10b5-1 Trading Plan. In addition, under Rule 10b5-1, the director or employee may not have further influence over whether, when or how the trades under the plan are made once the plan is put in place, and therefore their trading outside of the plan must not have direct or indirect influence on the trading instructions under the plan. In other words, securities subject to the plan (e.g., shares underlying unexercised stock options) should not be purchased or sold outside the plan.

Page 10 of 11 Insider Trading Policy  Section 16. Each Section 16 Insider understands that the approval or adoption of a 10b5-1 Trading Plan in no way reduces or eliminates such person’s obligations under Section 16 of the Exchange Act, including such person’s disclosure and short-swing trading liabilities thereunder. If any questions arise, such person should consult with their own counsel in implementing a 10b5-1 Trading Plan. In addition, each Section 16 Insider must agree to cooperate with the Company in any reporting of the 10b5-1 Trading Plan in the Company’s SEC filings. Consequences of Violations Any violation of the insider trading laws could result in severe civil and/or criminal liability and penalties for the Insider and the Company, including substantial fines and imprisonment. The SEC and other regulatory authorities use sophisticated electronic surveillance techniques to uncover insider trading. There are no minimums or limits on the size of transaction that will trigger insider trading liability, and small trades have resulted in SEC investigations, prosecution and penalties. In addition, violations of this policy will result in disciplinary action, up to and including termination of employment or other relationship with the Company, and any transaction executed in violation of this policy will be subject to reversal, with all costs of reversal charged to the Insider. Individual Responsibility and Annual Certification Insiders are responsible for their own decisions to trade. Any approval by the Company of a 10b5- 1 Trading Plan and/or preclearance of a trade does not constitute the Company giving advice on whether or not to make a trade. Insiders are responsible for communicating the policy and ensuring that relevant family members, household members and any entities over which they may exercise voting or investment control comply with this policy. Directors and executive officers are required to provide an annual certification as to compliance with the policy. Company Assistance Any person who has any questions about specific transactions may obtain additional guidance from the Company’s General Counsel. However, the ultimate responsibility for adhering to the insider trading and confidential information standards and policies and avoiding improper transactions rests with the Insider. Any action on the part of the Company or any other employee pursuant to this Insider Trading Policy (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws.

Page 11 of 11 Insider Trading Policy Insider Trading Policy Annual Certification I hereby certify that I have read and understand the Insider Trading Policy (the “Policy”) of Argo Group International Holdings, Inc. (the “Company”), a copy of which was distributed with this certificate. I have complied with the Policy, I will continue to comply with the Policy and I have communicated the Policy to, as applicable, entities over which I have influence or control and family members and other individuals who reside with me, minor and dependent family members and family members who do not reside with me, but whose transactions in Company securities are directed by me and/or are subject to my influence or control. Signature: Name: Department or Title: Date: